EXHIBIT 32.1

Certification of CEO and CFO
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q/A (Amendment No. 1) of PrimeSource Healthcare, Inc. (the "Company") for the quarterly period ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Joseph H. Potenza, as the Chief Executive Officer and President of the Company, and Shaun D. McMeans, as the Chief Operating Officer and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joseph H. Potenza
Name: Joseph H. Potenza
Date: February 22, 2005

/s/ Shaun D. McMeans
Name: Shaun D. McMeans
Date: February 22, 2005

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

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